Exhibit 5
                                                                     ---------



                            MOORE & VAN ALLEN, PLLC
                                Attorneys at Law
                          NationsBank Corporate Center
                        100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003
                                 (704) 331-1000


                                 July 29, 1997



The Thaxton Group, Inc.
1524 Pageland Highway
Lancaster, South Carolina 29721

        Re: Registration Statement on Form SB-2
            -----------------------------------

Ladies and Gentlemen:

        We are acting as counsel for The Thaxton Group, Inc., a South Carolina corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, on Form SB-2 (the "Registration Statement") of 1,000,000 shares (the "Shares") of the Company's preferred stock, par value $0.01 per share. The Shares will be offered and sold to the public by the Company.

        We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials and other documents as we have deemed relevant and appropriate as the basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all original documents submitted to us, the conformity to the originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

        Based upon such examination, and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued, delivered and paid for as contemplated by the Registration Statement.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related Prospectus.

                                         Very truly yours,



                                         MOORE & VAN ALLEN, PPLC